Exhibit 99

Contact:	Gary Thompson - Media	Eric Hession - Investors
	Harrah’s Entertainment, Inc.	Harrah’s Entertainment, Inc.
	(702) 407-6529	(702) 407-6446

Harrah’s Entertainment Reports Third Quarter and First Nine Months 2010 Results

LAS VEGAS - November 5, 2010 - Harrah’s Entertainment, Inc. today reported the following financial results for the 2010 third quarter and first nine months:

HARRAH’S ENTERTAINMENT, INC.

Company-wide Results

	Quarter Ended September 30,		Percent Increase/ (Decrease)	Nine Months Ended September 30,		Percent Increase/ (Decrease)
(In millions)	2010	2009		2010	2009
Net revenues	$2,288.5	$2,282.2	0.3%	$6,697.6	$6,808.3	(1.6)%

Income/(loss) from operations	175.7	(1,050.2)	N/M	401.2	(758.5)	N/M
Impairment of intangible assets, including goodwill	44.0	1,328.6	N/M	144.0	1,625.7	N/M

Income from operations before impairment	219.7	278.4	(21.1)%	545.2	867.2	(37.1)%
(Loss)/income from continuing operations, net of tax	(163.2)	(1,621.0)	(89.9)%	(629.3)	548.4	N/M
Net (loss)/income attributable to Harrah’s Entertainment, Inc	(164.8)	(1,624.3)	(89.9)%	(634.4)	532.0	N/M

Property EBITDA	505.6	563.7	(10.3)%	1,469.5	1,710.5	(14.1)%

Adjusted EBITDA (a)	489.8	539.2	(9.2)%	1,431.3	1,652.1	(13.4)%

(a)	Does not include the pro forma effect of yet-to-be-realized cost savings from our profitability programs.

Property earnings before interest, taxes, depreciation and amortization (EBITDA) and Adjusted EBITDA are measurements not in accordance with Generally Accepted Accounting Principles (GAAP) but are commonly used in the gaming industry as measures of performance and as bases for valuation of gaming companies. Reconciliations of Property EBITDA to Net (loss)/income and of Net (loss)/income to Last Twelve Months (LTM) Adjusted EBITDA are attached to this release.

The company’s 2010 third quarter revenues increased approximately 0.3 percent to $2,288.5 million from $2,282.2 million in the 2009 third quarter, due primarily to revenues associated with our February 2010 acquisition of Planet Hollywood, which were mostly offset by the continuing impact of the recession on customers’ discretionary spending. Income from operations for the third quarter of 2010 was $175.7 million, compared with a loss from operations of $1,050.2 million for the 2009 third quarter. Included in the third quarters of 2010 and 2009 were impairment charges related to intangible assets of $44.0 million and $1,328.6 million, respectively. Prior to consideration of these impairment charges, income from operations for the third quarter 2010 decreased to $219.7 million from $278.4 million for the 2009 third quarter. The decline was primarily driven by increased marketing and labor-related expenses, incremental depreciation and remediation costs in the Las Vegas region, and write-offs of assets associated with the indefinite deferral of certain capital projects in the Las Vegas and Atlantic City regions.

Loss from continuing operations, net of tax, for the third quarter 2010 was $163.2 million compared with $1,621.0 million for the year-ago quarter. Loss from continuing operations, net of tax, for the third quarter of 2010 included i) impairment charges for intangible assets totaling $44.0 million ($30.1 million, net of taxes) and ii) gains related to the early extinguishment of debt of $77.4 million ($49.4 million, net of taxes). Loss from continuing operations, net of tax, for the third quarter of 2009 included impairment charges for intangible assets totaling $1,328.6 million ($1,274.1million, net of taxes).

Revenues for the first nine months of 2010 declined 1.6 percent to $6,697.6 million from $6,808.3 million for the comparable period of 2009 as incremental revenues associated with the Planet Hollywood acquisition were unable to offset the continuing impact of the recession on customers’ discretionary spending. Income from operations for the first nine months of 2010 was $401.2 million, compared with a loss from operations of $758.5 million in the first nine months of 2009. Included in income/(loss) from operations for the first nine months of 2010 and 2009 were impairment charges for intangible assets totaling $144.0 million ($125.9 million, net of taxes) and $1,625.7 million ($1,554.6 million, net of taxes), respectively. Prior to consideration of these impairment charges, income from operations for the first nine months of 2010 decreased to $545.2 million from $867.2 million for the first nine months of 2009. The decline was driven by the same factors impacting the 2010 third quarter performance, combined with the income impact of reduced revenues during the first half of 2010 and the previously disclosed litigation and asset reserve charges recorded during the second quarter 2010.

Loss from continuing operations, net of tax, for the 2010 first nine months was $629.3 million, compared with income from continuing operations, net of tax, of $548.4 million for the year-ago period. Included in loss from continuing operations, net of tax, for the first nine months of 2010 were: i) the aforementioned impairment charges for intangible assets and ii) gains related to the early extinguishment of debt of $48.7 million ($31.0 million, net of tax). Included in income from continuing operations, net of tax, for the first nine months of 2009 were: i) aforementioned impairment charges for intangible assets; and ii) gains related to the early extinguishment of debt of $4,279.2 million ($2,588.9 million, net of tax).

“Revenue rose slightly during the third quarter,” said Gary Loveman, Harrah’s Entertainment chairman, president and chief executive officer. “Although visitation also increased slightly in certain markets, including Las Vegas, and there are signs consumer spending may be stabilizing, we’re continuing to exercise cost discipline while pursuing innovative ways to provide rewarding customer experiences. We have targeted $129 million in additional expense reductions for the 2010 fourth quarter.

“We’re also focused on potential growth opportunities,” Loveman said. “On October 15, we filed a registration statement with the Securities and Exchange Commission regarding our plans to sell equity. As noted in the prospectus for the initial public offering, we plan to use net proceeds of the offering to fund growth projects and for general corporate purposes.

“Growth projects under consideration include a previously announced retail, dining and entertainment development between the Flamingo and Imperial Palace hotel-casinos in Las Vegas, completion of a 660-room hotel tower at Caesars Las Vegas when demand warrants, and a potential joint venture with Rock Gaming, LLC, to build casinos in Cleveland and Cincinnati,” Loveman said.

“In October 2010, we signed a non-binding term sheet to acquire a minority interest in Philadelphia Entertainment and Development Partners, L.P., which holds a license to develop and operate a casino in Philadelphia,” Loveman said. “The term sheet, which is subject to execution of definitive documentation, receipt of regulatory approvals, acceptable financing and other conditions, calls for us to be primarily responsible for design, development and management of the casino project, which is expected to open in 2012.”

On June 3, 2010, Harrah’s Entertainment announced an agreement under which affiliates of Apollo Management VI, LP, TPG Capital, LP, and Paulson & Co. Inc. will exchange $1,118.3 million of debt for up to approximately 15.6 percent of the common equity of Harrah’s, subject to regulatory approvals and certain other conditions. Harrah’s raised $557.0 million in the first stage of the transaction in June 2010 through the sale of senior notes to Apollo, TPG and Paulson, and plans to use the funds for general corporate purposes, including further balance-sheet optimization and strategic investments. The debt-for-equity exchange portion of the agreement is expected to be completed in the 2010 fourth quarter.

On August 31, 2010, we amended the terms of our CMBS financing to, among other things, (i) provide the right to extend the maturity of the CMBS loans to 2015, subject to certain conditions, and (ii) provide for mandatory offers to repurchase CMBS loans using excess cash flow at discounted prices. In connection with the amendments, we purchased approximately $123.8 million face value of our CMBS loans, recognizing a gain on the transaction of approximately $77.4 million.

A substantial portion of the debt of Harrah’s Entertainment’s consolidated group is issued by Harrah’s Operating Company, Inc. Therefore, the company believes it is meaningful to also provide information pertaining to the results of operations of HOC.

HARRAH’S OPERATING COMPANY, INC.

	Quarter Ended September 30,		Percent Increase/ (Decrease)	Nine Months Ended September 30,		Percent Increase/ (Decrease)
(In millions)	2010	2009		2010	2009
Net revenues	$1,786.3	$1,749.1	2.1%	$5,200.9	$5,209.3	(0.2)%

Income/(loss) from operations	144.4	(909.7)	N/M	298.3	(494.1)	N/M
Impairment of intangible assets, including goodwill	44.0	1,124.6	N/M	144.0	1,166.6	N/M
Income from operations before impairment charges	188.4	214.9	(12.3)%	442.3	672.5	(34.2)%
(Loss)/income from continuing operations, net of tax	(187.1)	(1,453.1)	(87.1)%	(626.8)	733.9	N/M

Net (loss)/income attributable to Harrah’s Operating Company, Inc.	(188.7)	(1,455.1)	(87.0)%	(632.0)	721.9	N/M

Property EBITDA	405.8	427.5	(5.1)%	1,157.8	1,289.2	(10.2)%

Adjusted EBITDA (a)	389.4	404.2	(3.7)%	1,115.9	1,233.4	(9.5)%

(a)	Does not include the pro forma effect of yet-to-be-realized cost savings from our profitability programs.

Summaries of results by region follow:

Las Vegas Region

Hotel occupancy remained strong in the mid-90 percent range, and 2010 third-quarter and nine-month revenues increased in the Las Vegas Region from the year-ago periods due to the first-quarter 2010 acquisition of Planet Hollywood. Same-store revenue declines of 1.9 percent in the 2010 third quarter resulted primarily from lower spend per visitor. In addition to the income impact of reduced same-store revenues, cost increases contributed to same-store margin declines for both the third quarter and first nine months of 2010. Included in 2010 third-quarter and nine-month income from operations but not in property EBITDA are incremental depreciation associated with the Caesars Palace expansions placed into service late in 2009, increased levels of remediation costs during 2010 at two properties within the region, and the write-off of assets associated with the indefinite deferral of certain capital projects. Included in the 2009 third-quarter and nine-month loss from operations were charges of $875.8 million and $1,130.9 million, respectively, related to impairment of intangible assets in the region.

HARRAH’S ENTERTAINMENT, INC.

Las Vegas Region

	Quarter Ended September 30,		Percent Increase/ (Decrease)	Nine Months Ended September 30,		Percent Increase/ (Decrease)
(In millions)	2010	2009		2010	2009
Net revenues	$712.6	$657.2	8.4%	$2,108.1	$2,048.8	2.9%

Income/(loss) from operations	71.0	(778.8)	N/M	249.0	(778.3)	N/M
Impairment of intangible assets, including goodwill	—	875.8	N/M	—	1,130.9	N/M
Income from operations before impairment charges	71.0	97.0	(26.8)%	249.0	352.6	(29.4)%

Property EBITDA	165.0	173.0	(4.6)%	532.7	582.2	(8.5)%

Las Vegas Region properties include Bally’s Las Vegas, Bill’s Gamblin’ Hall & Saloon, Caesars Palace, Flamingo Las Vegas, Harrah’s Las Vegas, Imperial Palace, Paris, Planet Hollywood and Rio.

HARRAH’S OPERATING COMPANY, INC.

Las Vegas Region

	Quarter Ended September 30,		Percent Increase/ (Decrease)	Nine Months Ended September 30,		Percent Increase/ (Decrease)
(In millions)	2010	2009		2010	2009
Net revenues	$365.9	$295.8	23.7%	$1,053.9	$907.6	16.1%

Income/(loss) from operations	31.1	(630.4)	N/M	104.3	(530.2)	N/M
Impairment of intangible assets, including goodwill	—	671.8	N/M	—	671.8	N/M
Income from operations before impairment charges	31.1	41.4	(24.9)%	104.3	141.6	(26.3)%

Property EBITDA	84.5	74.1	14.0%	261.9	234.9	11.5%

Las Vegas Region properties include Bally’s Las Vegas, Bill’s Gamblin’ Hall & Saloon, Caesars Palace, Imperial Palace, and Planet Hollywood.

Atlantic City Region

Reduced customer spend per trip led to lower Atlantic City Region revenues during the third quarter and first nine months of 2010. Included in the 2009 third-quarter and nine-month income/(loss) from operations was a charge of $178.6 million related to impairment of intangible assets at certain of the region’s properties. The 2010 third-quarter property EBITDA and income from operations were lower than the prior year period prior to consideration of the impairment charge as cost-saving initiatives were unable to offset the income impact of reduced revenues. The 2010 first nine months property EBITDA and income from operations were lower than the prior year period prior to consideration of the impairment charge,due to the income impact of reduced revenues combined with increased marketing and labor-related expenses. Also included in third quarter and first nine months of 2010 income from operations but not in property EBITDA is the write-off of assets associated with the indefinite deferral of certain capital projects.

HARRAH’S ENTERTAINMENT, INC.

Atlantic City Region

	Quarter Ended September 30,		Percent Increase/ (Decrease)	Nine Months Ended September 30,		Percent Increase/ (Decrease)
(In millions)	2010	2009		2010	2009
Net revenues	$536.8	$558.4	(3.9)%	$1,482.2	$1,558.5	(4.9)%
Income/(loss) from operations	50.9	(98.5)	N/M	100.2	6.0	N/M
Impairment of intangible assets, including goodwill	—	178.6	N/M	—	178.6	N/M
Income from operations before impairment charges	50.9	80.1	(36.5)%	100.2	184.6	(45.7)%

Property EBITDA	113.1	132.5	(14.6)%	263.5	333.2	(20.9)%

Atlantic City Region properties include Bally’s Atlantic City, Caesars Atlantic City, Harrah’s Atlantic City, Harrah’s Chester and Showboat Atlantic City.

HARRAH’S OPERATING COMPANY, INC.

Atlantic City Region

	Quarter Ended September 30,		Percent Increase/ (Decrease)	Nine Months Ended September 30,		Percent Increase/ (Decrease)
(In millions)	2010	2009		2010	2009
Net revenues	$399.2	$415.4	(3.9)%	$1,105.3	$1,176.0	(6.0)%

Income/(loss) from operations	26.2	(125.3)	N/M	51.6	(51.3)	N/M
Impairment of intangible assets, including goodwill	—	178.7	N/M	—	178.7	N/M
Income from operations before impairment charges	26.2	53.4	(50.9)%	51.6	127.4	(59.5)%

Property EBITDA	73.7	90.1	(18.2)%	170.7	231.2	(26.2)%

Atlantic City Region properties include Bally’s Atlantic City, Caesars Atlantic City, Harrah’s Chester and Showboat Atlantic City.

Louisiana/Mississippi Region

Reduced visitation and customer spend per trip unfavorably impacted the Louisiana/ Mississippi Region revenues during the third quarter and first nine months of 2010. Included in the 2010 nine-month income from operations was a charge of $51.0 million related to impairment of intangible assets at one of the region’s properties. Included in the 2009 third-quarter and nine-month income from operations was a charge of $6.0 million related to impairment of intangible assets at one of the region’s properties. The 2010 third-quarter and nine-month property EBITDA and income from operations prior to consideration of these impairment charges were lower than in the 2009 comparable periods as cost-saving initiatives were unable to offset the income impact of reduced revenues and increased marketing expenses.

HARRAH’S ENTERTAINMENT, INC./HARRAH’S OPERATING COMPANY, INC.

Louisiana/Mississippi Region

	Quarter Ended September 30,		Percent Increase/ (Decrease)	Nine Months Ended September 30,		Percent Increase/ (Decrease)
(In millions)	2010	2009		2010	2009
Net revenues	$303.1	$310.4	(2.4)%	$908.8	$959.8	(5.3)%

Income from operations	36.6	39.4	(7.1)%	38.2	150.8	(74.7)%
Impairment of intangible assets, including goodwill	—	6.0	N/M	51.0	6.0	N/M
Income from operations before impairment charges	36.6	45.4	(19.4)%	89.2	156.8	(43.1)%

Property EBITDA	63.5	71.4	(11.1)%	167.8	236.7	(29.1)%

Louisiana/Mississippi Region properties include Grand Casino Biloxi, Harrah’s New Orleans, Harrah’s Tunica, Horseshoe Bossier City, Horseshoe Tunica, Louisiana Downs and Tunica Roadhouse.

Iowa/Missouri Region

Revenues in the region declined for the 2010 third quarter and first nine months from the 2009 comparable periods due to new competition in the region and the continuing impact of the weak economy. Included in the 2010 third-quarter and nine-month income from operations was a charge of $9.0 million related to impairment of intangible assets at one of the region’s properties. Income from operations and property EBITDA for the third quarter and first nine months of 2010 declined from the 2009 comparable periods primarily due to the income impact of revenue declines.

HARRAH’S ENTERTAINMENT, INC./HARRAH’S OPERATING COMPANY, INC.

Iowa/Missouri Region

	Quarter Ended September 30,		Percent Increase/ (Decrease)	Nine Months Ended September 30,		Percent Increase/ (Decrease)
(In millions)	2010	2009		2010	2009
Net revenues	$186.6	$192.9	(3.3)%	$560.3	$577.1	(2.9)%

Income from operations	36.5	48.5	(24.7)%	128.6	146.1	(12.0)%
Impairment of intangible assets, including goodwill	9.0	—	N/M	9.0	—	N/M
Income from operations before impairment charges	45.5	48.5	(6.2)%	137.6	146.1	(5.8)%

Property EBITDA	58.2	61.1	(4.7)%	175.2	184.1	(4.8)%

Iowa/Missouri Region properties include Harrah’s Council Bluffs, Harrah’s North Kansas City, Harrah’s St. Louis and Horseshoe Council Bluffs.

Illinois/Indiana Region

Revenues in the region increased for the third quarter of 2010 from the 2009 comparable period, primarily due to increased visitation. Revenues in the region decreased for the first nine months of 2010 from the year-ago period due to the continued impact of the weak economy on the first half of 2010. Included in the 2010 third-quarter and nine-month income from operations was a charge of $20.0 million related to impairment of intangible assets at one of the region’s properties. Included in the 2009 third-quarter and nine-month loss from operations was a charge of $180.7 million related to impairment of intangible assets at certain of the region’s properties. Income from operations prior to consideration of impairment charges and property EBITDA increased for the third quarter of 2010 relative to the 2009 comparable period as a result of the impact of increased revenues, and reduced property and marketing expenses. Income from operations prior to consideration of impairment charges and property EBITDA decreased for the first nine months of 2010 relative to the 2009 comparable period primarily as a result of the impact of reduced revenues.

HARRAH’S ENTERTAINMENT, INC./HARRAH’S OPERATING COMPANY, INC.

Illinois/Indiana Region

	Quarter Ended September 30,		Percent Increase/ (Decrease)	Nine Months Ended September 30,		Percent Increase/ (Decrease)
(In millions)	2010	2009		2010	2009
Net revenues	$289.4	$284.7	1.7%	$881.9	$901.1	(2.1)%

Income/(loss) from operations	16.7	(153.3)	N/M	93.9	(65.3)	N/M
Impairment of intangible assets, including goodwill	20.0	180.7	N/M	20.0	180.7	N/M
Income from operations before impairment charges	36.7	27.4	33.9%	113.9	115.4	(1.3)%

Property EBITDA	58.5	49.1	19.1%	176.8	188.7	(6.3)%

Illinois/Indiana properties include Harrah’s Joliet, Harrah’s Metropolis, Horseshoe Hammond and Horseshoe Southern Indiana.

Other Nevada Region

Third-quarter and nine-month 2010 results for the Other Nevada Region declined from the 2009 periods due to lower guest visitation and lower visitor spend per trip. Also contributing to the decline in income from operations for the first nine months of 2010 was a charge of $49.0 million, recorded during the second quarter of 2010, related to the impairment of intangible assets at one of the region’s properties.

HARRAH’S ENTERTAINMENT, INC.

Other Nevada

	Quarter Ended September 30,		Percent Increase/ (Decrease)	Nine Months Ended September 30,		Percent Increase/ (Decrease)
(In millions)	2010	2009		2010	2009
Net revenues	$132.7	$141.5	(6.2)%	$353.5	$370.6	(4.6)%

Income/(loss) from operations	18.5	29.4	(37.1)%	(12.7)	48.5	N/M
Impairment of intangible assets, including goodwill	—	—	N/M	49.0	—	N/M
Income from operations before impairment charges	18.5	29.4	(37.1)%	36.3	48.5	(25.2)%

Property EBITDA	30.1	41.4	(27.3)%	70.9	86.8	(18.3)%

Other Nevada properties include Harrah’s Lake Tahoe, Harrah’s Laughlin, Harrah’s Reno and Harvey’s Lake Tahoe.

HARRAH’S OPERATING COMPANY, INC.

Other Nevada

	Quarter Ended September 30,		Percent Increase/ (Decrease)	Nine Months Ended September 30,		Percent Increase/ (Decrease)
(In millions)	2010	2009		2010	2009
Net revenues	$96.8	$104.7	(7.5)%	$245.8	$261.6	(6.0)%

Income/(loss) from operations	14.8	23.1	(35.9)%	(24.7)	29.8	N/M
Impairment of intangible assets, including goodwill	—	—	N/M	49.0	—	N/M
Income from operations before impairment charges	14.8	23.1	(35.9)%	24.3	29.8	(18.5)%

Property EBITDA	21.4	30.3	(29.4)%	44.1	53.1	(16.9)%

Other Nevada properties include Harrah’s Lake Tahoe, Harrah’s Reno and Harvey’s Lake Tahoe.

Managed and International

Increased local-currency revenues from our Managed and International businesses for the 2010 third quarter when compared to 2009 were more than offset by unfavorable movements in exchange rates. Revenues for the first nine months of 2010 increased over the comparable period of 2009 due to strong volumes at our Uruguay and London Clubs properties. Included in the 2010 third-quarter and nine-month income from operations was a charge of $6.0 million related to impairment of intangible assets at our international properties. Included in the 2009 third-quarter and first nine months income from operations was a charge of $34.4 million related to impairment of intangible assets. Prior to consideration of impairment charges, income/(loss) from operations improved slightly for the first nine months of 2010 compared to the 2009 period based upon the strong revenue performance and cost saving initiatives.

HARRAH’S ENTERTAINMENT, INC./HARRAH’S OPERATING COMPANY, INC.

Managed and International

	Quarter Ended September 30,		Percent Increase/ (Decrease)	Nine Months Ended September 30,		Percent Increase/ (Decrease)
(In millions)	2010	2009		2010	2009
Net revenues	$109.0	$111.9	(2.6)%	$349.9	$338.3	3.4%

(Loss)/income from operations	(7.3)	(37.2)	(80.4)%	14.7	(24.7)	N/M
Impairment of intangible assets, including goodwill	6.0	34.4	N/M	6.0	34.4	N/M
(Loss)/income from operations before impairment charges	(1.3)	(2.8)	(53.6)%	20.7	9.7	113.4%

Property EBITDA	12.4	15.5	(20.0)%	63.5	64.0	(0.8)%

Other items

Interest expense increased by $79.1 million for the 2010 third quarter from the year-ago period. This increase was primarily due to a combination of increased debt levels resulting from the April 2010 debt issuance and the re-issuance of debt to Paulson and the company’s sponsors in June 2010, an increase in the weighted average interest rates on our outstanding debt, and increased expense associated with interest rate swap agreements and interest rate cap agreements.

In the 2010 second quarter, we recorded a charge of $52.2 million to fully reserve a note receivable balance related to land and pre-development costs contributed to a venture for development of a casino project in Philadelphia with which we were involved prior to December 2005. Also in the second quarter 2010, we recorded a charge of $25.0 million relating to a previously disclosed litigation matter. These reserves are reported for the first nine months of 2010 within project opening costs and other items within our Consolidated Summary of Operations.

For the 2010 third quarter, we recognized a gain of $77.4 million on the previously mentioned repurchase of CMBS loans. During the first half of 2010, we recognized losses of $28.7 million on debt extinguishment transactions, resulting in a net gain of $48.7 million for the first nine months of 2010.

For the 2010 third quarter, we recorded a tax benefit of $97.5 million on pre-tax loss from continuing operations of $260.7 million, compared with a tax provision of $128.9 million on pre-tax loss from continuing operations of $1,492.1 million for the 2009 third quarter. The company’s 2010 third quarter recorded benefit was favorably impacted by the effects of state income tax benefits and other discrete items. For the nine months ended September 30, 2010, we recorded tax benefit of $364.5 million on pre-tax loss from continuing operations of $993.8 million, compared with a tax provision of $1,590.8 million on pre-tax income from continuing operations of $2,139.2 million for the nine months ended September 30, 2009.

* * * * *

Harrah’s Entertainment, Inc. is the world’s largest provider of branded casino entertainment. Since its beginning in Reno, Nevada, more than 70 years ago, Harrah’s has grown through development of new properties, expansions and acquisitions, and now operates casinos on four continents. The company’s properties operate primarily under the Harrah’s®, Caesars® and Horseshoe® brand names. Harrah’s also owns the World Series of Poker® and a majority interest in the London Clubs International family of casinos. Harrah’s Entertainment is focused on building loyalty and value with its customers through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership. For more information, please visit www.harrahs.com.

This release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue” or “pursue,” or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to, among other things, future actions, new projects, strategies, future performance, the outcomes of contingencies and future financial results of Harrah’s. These forward-looking statements are based on current expectations and projections about future events.

Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance of Harrah’s may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors, as well as other factors described from time to time in our reports filed with the Securities and Exchange Commission (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein):

•	the impact of the Company’s significant indebtedness;

•	the impact, if any, of unfunded pension benefits under multi-employer pension plans;

•	the effects of local and national economic, credit and capital market conditions on the economy in general, and on the gaming and hotel industries in particular;

•

construction factors, including delays, increased costs of labor and materials, availability of labor and materials, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters and building permit issues;

•	the effects of environmental and structural building conditions relating to our properties;

•	the ability to timely and cost-effectively integrate acquisitions into our operations;

•	the ability to realize the expense reductions from our cost savings programs;

•	access to available and reasonable financing on a timely basis;

•

changes in laws, including increased tax rates, smoking bans, regulations or accounting standards, third-party relations and approvals, and decisions, disciplines and fines of courts, regulators and governmental bodies;

•	litigation outcomes and judicial and governmental body actions, including gaming legislative action, referenda, regulatory disciplinary actions and fines and taxation;

•	the ability of our customer-tracking, customer loyalty and yield-management programs to continue to increase customer loyalty and same store sales or hotel sales;

•	our ability to recoup costs of capital investments through higher revenues;

•	acts of war or terrorist incidents, severe weather conditions or natural disasters;

•	access to insurance on reasonable terms for our assets;

•	abnormal gaming holds;

•	the potential difficulties in employee retention and recruitment as a result of our substantial indebtedness and the recent downturn in the gaming and hotel industries; and

•	the effects of competition, including locations of competitors and operating and market competition.

Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. Harrah’s disclaims any obligation to update the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release.

(more)

HARRAH’S ENTERTAINMENT, INC.

CONSOLIDATED SUMMARY OF OPERATIONS

(UNAUDITED)

	Quarter Ended September 30,		Nine Months Ended September 30,
(In millions)	2010	2009	2010	2009
Net revenues	$2,288.5	$2,282.2	$6,697.6	$6,808.3
Property operating expenses	(1,782.9)	(1,718.5)	(5,228.1)	(5,097.8)
Depreciation and amortization	(181.4)	(175.6)	(548.1)	(516.8)

Operating profit	324.2	388.1	921.4	1,193.7
Project opening costs and other items	(30.4)	(24.6)	(140.3)	(81.5)
Impairment of intangible assets	(44.0)	(1,328.6)	(144.0)	(1,625.7)
Loss on interests in non-consolidated affiliates	(1.7)	(1.2)	(2.1)	(1.3)
Corporate expense	(32.4)	(39.7)	(103.8)	(111.7)
Acquisition and integration costs	(0.7)	—	(8.3)	(0.3)
Amortization of intangible assets	(39.3)	(44.2)	(121.7)	(131.7)

Income/(loss) from operations	175.7	(1,050.2)	401.2	(758.5)
Interest expense, net of interest capitalized	(523.6)	(444.5)	(1,471.9)	(1,404.7)
Gains/(losses) on early extinguishments of debt	77.4	(1.5)	48.7	4,279.2
Other income, including interest income	9.8	4.1	28.2	23.2

(Loss)/income from continuing operations before income taxes	(260.7)	(1,492.1)	(993.8)	2,139.2
Benefit/(provision) for income taxes	97.5	(128.9)	364.5	(1,590.8)

(Loss)/income from continuing operations, net of tax	(163.2)	(1,621.0)	(629.3)	548.4
Discontinued operations, net of tax	—	(0.1)	—	(0.3)

Net (loss)/income	(163.2)	(1,621.1)	(629.3)	548.1
Less: net income attributable to non-controlling interests	(1.6)	(3.2)	(5.1)	(16.1)

Net (loss)/income attributable to Harrah’s Entertainment, Inc.	$(164.8)	$(1,624.3)	$(634.4)	$532.0

HARRAH’S ENTERTAINMENT, INC.

SUPPLEMENTAL OPERATING INFORMATION

(UNAUDITED)

	Quarter Ended September 30,		Nine Months Ended September 30,
(In millions)	2010	2009	2010	2009
Net revenues
Las Vegas Region	$712.6	$657.2	$2,108.1	$2,048.8
Atlantic City Region	536.8	558.4	1,482.2	1,558.5
Louisiana/Mississippi Region	303.1	310.4	908.8	959.8
Iowa/Missouri Region	186.6	192.9	560.3	577.1
Illinois/Indiana Region	289.4	284.7	881.9	901.1
Other Nevada Region	132.7	141.5	353.5	370.6
Managed and International	109.0	111.9	349.9	338.3
Corporate and Other	18.3	25.2	52.9	54.1

Net revenues	$2,288.5	$2,282.2	$6,697.6	$6,808.3

Income/(loss) from operations
Las Vegas Region	$71.0	$(778.8)	$249.0	$(778.3)
Atlantic City Region	50.9	(98.5)	100.2	6.0
Louisiana/Mississippi Region	36.6	39.4	38.2	150.8
Iowa/Missouri Region	36.5	48.5	128.6	146.1
Illinois/Indiana Region	16.7	(153.3)	93.9	(65.3)
Other Nevada Region	18.5	29.4	(12.7)	48.5
Managed and International	(7.3)	(37.2)	14.7	(24.7)
Corporate and Other	(47.2)	(99.7)	(210.7)	(241.6)

Total income/(loss) from operations	$175.7	$(1,050.2)	$401.2	$(758.5)

Property EBITDA (a)
Las Vegas Region	$165.0	$173.0	$532.7	$582.2
Atlantic City Region	113.1	132.5	263.5	333.2
Louisiana/Mississippi Region	63.5	71.4	167.8	236.7
Iowa/Missouri Region	58.2	61.1	175.2	184.1
Illinois/Indiana Region	58.5	49.1	176.8	188.7
Other Nevada Region	30.1	41.4	70.9	86.8
Managed and International	12.4	15.5	63.5	64.0
Corporate and Other	4.8	19.7	19.1	34.8

Total Property EBITDA	$505.6	$563.7	$1,469.5	$1,710.5

Project opening costs and other items
Project opening costs	$(1.7)	$(0.3)	$(4.0)	$(2.9)
Other write-downs, reserves and recoveries	(28.7)	(24.3)	(136.3)	(78.6)

Total project opening costs and other items	$(30.4)	$(24.6)	$(140.3)	$(81.5)

(a)	Property EBITDA (earnings before interest, taxes, depreciation and amortization) consists of income/(loss) from operations before depreciation and amortization, write-downs, reserves and recoveries, project opening costs, corporate expense, acquisition and integration costs, income/(losses) on interests in non-consolidated affiliates and amortization of intangible assets. Property EBITDA is a supplemental financial measure used by management, as well as industry analysts, to evaluate our operations. However, Property EBITDA should not be construed as an alternative to loss from operations (as an indicator of our operating performance) or to Cash flows from operating activities (as a measure of liquidity) as determined in accordance with generally accepted accounting principles. All companies do not calculate EBITDA in the same manner. As a result, Property EBITDA as presented by our company may not be comparable to similarly titled measures presented by other companies.

HARRAH’S ENTERTAINMENT, INC.

SUPPLEMENTAL INFORMATION

RECONCILIATION OF PROPERTY EBITDA TO

NET LOSS ATTRIBUTABLE TO HARRAH’S ENTERTAINMENT, INC

(UNAUDITED)

	Quarter Ended September 30, 2010
(In Millions)	Las Vegas Region	Atlantic City Region	Louisiana/ Mississippi Region	Iowa/ Missouri Region	Illinois/ Indiana Region	Other Nevada Region	Managed and Int’l	Corporate and Other	Total
Net revenues	$712.6	$536.8	$303.1	$186.6	$289.4	$132.7	$109.0	$18.3	$2,288.5
Property operating expenses	(547.6)	(423.7)	(239.6)	(128.4)	(230.9)	(102.6)	(96.6)	(13.5)	(1,782.9)

Property EBITDA	165.0	113.1	63.5	58.2	58.5	30.1	12.4	4.8	505.6
Depreciation and amortization	(58.9)	(44.5)	(19.7)	(12.7)	(20.3)	(8.1)	(9.2)	(8.0)	(181.4)

Operating profit/(loss)	106.1	68.6	43.8	45.5	38.2	22.0	3.2	(3.2)	324.2
Project opening costs and other items	(16.8)	(12.6)	(1.9)	—	(1.2)	—	—	2.1	(30.4)
Impairment of intangible assets	—	—	—	(9.0)	(20.0)	—	(6.0)	(9.0)	(44.0)
Income/(loss) on interests in nonconsolidated affiliates	0.8	(1.3)	0.2	—	—	—	(0.4)	(1.0)	(1.7)
Corporate expense	—	—	—	—	—	—	—	(32.4)	(32.4)
Acquisition and integration costs	—	—	—	—	—	—	(0.2)	(0.5)	(0.7)
Amortization of intangible assets	(19.1)	(3.8)	(5.5)	—	(0.3)	(3.5)	(3.9)	(3.2)	(39.3)

Income/(loss) from operations	71.0	50.9	36.6	36.5	16.7	18.5	(7.3)	(47.2)	175.7

Interest expense, net of interest capitalized									(523.6)
Gains on early extinguishments of debt									77.4
Other income, including interest income									9.8

Loss from continuing operations before income taxes									(260.7)
Benefit for income taxes									97.5

Net loss									(163.2)
Less: net income attributable to non-controlling interests									(1.6)

Net loss attributable to Harrah’s Entertainment, Inc.									$(164.8)

HARRAH’S ENTERTAINMENT, INC.

SUPPLEMENTAL INFORMATION

RECONCILIATION OF PROPERTY EBITDA TO

NET LOSS ATTRIBUTABLE TO HARRAH’S ENTERTAINMENT, INC

(UNAUDITED)

	Quarter Ended September 30, 2009
(In Millions)	Las Vegas Region	Atlantic City Region	Louisiana/ Mississippi Region	Iowa/ Missouri Region	Illinois/ Indiana Region	Other Nevada Region	Managed and Int’l	Corporate and Other	Total
Net revenues	$657.2	$558.4	$310.4	$192.9	$284.7	$141.5	$111.9	$25.2	$2,282.2
Property operating expenses	(484.2)	(425.9)	(239.0)	(131.8)	(235.6)	(100.1)	(96.4)	(5.5)	(1,718.5)

Property EBITDA	173.0	132.5	71.4	61.1	49.1	41.4	15.5	19.7	563.7
Depreciation and amortization	(46.2)	(48.1)	(20.4)	(12.6)	(21.5)	(8.5)	(9.3)	(9.0)	(175.6)

Operating profit	126.8	84.4	51.0	48.5	27.6	32.9	6.2	10.7	388.1
Project opening costs and other items	(10.8)	(0.5)	(0.2)	—	0.1	(0.1)	(0.1)	(13.0)	(24.6)
Impairment of intangible assets	(875.8)	(178.6)	(6.0)	—	(180.7)	—	(34.4)	(53.1)	(1,328.6)
Income/(loss) on interests in nonconsolidated affiliates	—	—	0.1	—	—	—	—	(1.3)	(1.2)
Corporate expense	—	—	—	—	—	—	—	(39.7)	(39.7)
Acquisition and integration costs	—	—	—	—	—	—	—	—	—
Amortization of intangible assets	(19.0)	(3.8)	(5.5)	—	(0.3)	(3.4)	(8.9)	(3.3)	(44.2)

(Loss)/income from operations	(778.8)	(98.5)	39.4	48.5	(153.3)	29.4	(37.2)	(99.7)	(1,050.2)

Interest expense, net of interest capitalized									(444.5)
Losses on early extinguishments of debt									(1.5)
Other income, including interest income									4.1

Loss from continuing operations before income taxes									(1,492.1)
Provision for income taxes									(128.9)

Loss from continuing operations, net of tax									(1,621.0)
Discontinued operations, net of tax									(0.1)

Net loss									(1,621.1)
Less: net income attributable to non- controlling interests									(3.2)

Net loss attributable to Harrah’s Entertainment, Inc.									$(1,624.3)

HARRAH’S ENTERTAINMENT, INC.

SUPPLEMENTAL INFORMATION

RECONCILIATION OF PROPERTY EBITDA TO

NET LOSS ATTRIBUTABLE TO HARRAH’S ENTERTAINMENT, INC

(UNAUDITED)

	Nine Months Ended September 30, 2010
(In Millions)	Las Vegas Region	Atlantic City Region	Louisiana/ Mississippi Region	Iowa/ Missouri Region	Illinois/ Indiana Region	Other Nevada Region	Managed and Int’l	Corporate and Other	Total
Net revenues	$2,108.1	$1,482.2	$908.8	$560.3	$881.9	$353.5	$349.9	$52.9	$6,697.6
Property operating expenses	(1,575.4)	(1,218.7)	(741.0)	(385.1)	(705.1)	(282.6)	(286.4)	(33.8)	(5,228.1)

Property EBITDA	532.7	263.5	167.8	175.2	176.8	70.9	63.5	19.1	1,469.5
Depreciation and amortization	(180.7)	(134.8)	(59.7)	(37.6)	(60.3)	(24.2)	(26.9)	(23.9)	(548.1)

Operating profit/(loss)	352.0	128.7	108.1	137.6	116.5	46.7	36.6	(4.8)	921.4
Project opening costs and other items	(48.8)	(13.8)	(3.1)	—	(1.6)	—	—	(73.0)	(140.3)
Impairment of intangible asserts	—	—	(51.0)	(9.0)	(20.0)	(49.0)	(6.0)	(9.0)	(144.0)
Income/(loss) on interests in nonconsolidated affiliates	3.0	(3.4)	0.6	—	—	—	(0.4)	(1.9)	(2.1)
Corporate expense	—	—	—	—	—	—	—	(103.8)	(103.8)
Acquisition and integration costs	—	—	—	—	—	—	(0.2)	(8.1)	(8.3)
Amortization of intangible assets	(57.2)	(11.3)	(16.4)	—	(1.0)	(10.4)	(15.3)	(10.1)	(121.7)

Income/(loss) from operations	249.0	100.2	38.2	128.6	93.9	(12.7)	14.7	(210.7)	401.2

Interest expense, net of interest capitalized									(1,471.9)
Gains on early extinguishments of debt									48.7
Other income, including interest income									28.2

Loss from continuing operations before income taxes									(993.8)
Benefit for income taxes									364.5

Net loss									(629.3)
Less: net income attributable to non-controlling interests									(5.1)

Net loss attributable to Harrah’s Entertainment, Inc.									$(634.4)

HARRAH’S ENTERTAINMENT, INC.

SUPPLEMENTAL INFORMATION

RECONCILIATION OF PROPERTY EBITDA TO

NET INCOME ATTRIBUTABLE TO HARRAH’S ENTERTAINMENT, INC

(UNAUDITED)

	Nine Months Ended September 30, 2009
(In Millions)	Las Vegas Region	Atlantic City Region	Louisiana/ Mississippi Region	Iowa/ Missouri Region	Illinois/ Indiana Region	Other Nevada Region	Managed and Int’l	Corporate and Other	Total
Net revenues	$2,048.8	$1,558.5	$959.8	$577.1	$901.1	$370.6	$338.3	$54.1	$6,808.3
Property operating expenses	(1,466.6)	(1,225.3)	(723.1)	(393.0)	(712.4)	(283.8)	(274.3)	(19.3)	(5,097.8)

Property EBITDA	582.2	333.2	236.7	184.1	188.7	86.8	64.0	34.8	1,710.5
Depreciation and amortization	(139.2)	(133.4)	(61.2)	(37.8)	(64.0)	(26.4)	(28.1)	(26.7)	(516.8)

Operating profit	443.0	199.8	175.5	146.3	124.7	60.4	35.9	8.1	1,193.7
Project opening costs and other items	(33.4)	(3.8)	(2.9)	(0.2)	(8.3)	(1.5)	(0.6)	(30.8)	(81.5)
Impairment of intangible assets	(1,130.9)	(178.6)	(6.0)	—	(180.7)	—	(34.4)	(95.1)	(1,625.7)
Income/(loss) on interests in nonconsolidated affiliates	—	—	0.6	—	—	—	—	(1.9)	(1.3)
Corporate expense	—	—	—	—	—	—	—	(111.7)	(111.7)
Acquisition and integration costs	—	—	—	—	—	—	—	(0.3)	(0.3)
Amortization of intangible assets	(57.0)	(11.4)	(16.4)	—	(1.0)	(10.4)	(25.6)	(9.9)	(131.7)

(Loss)/income from operations	(778.3)	6.0	150.8	146.1	(65.3)	48.5	(24.7)	(241.6)	(758.5)

Interest expense, net of interest capitalized									(1,404.7)
Gains on early extinguishments of debt									4,279.2
Other income, including interest income									23.2

Income from continuing operations before income taxes									2,139.2
Provision for income taxes									(1,590.8)

Income from continuing operations, net of tax									548.4
Discontinued operations, net of tax									(0.3)

Net income									548.1
Less: net income attributable to non- controlling interests									(16.1)

Net income attributable to Harrah’s Entertainment, Inc.									$532.0

HARRAH’S ENTERTAINMENT, INC. SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET (LOSS)/INCOME ATTRIBUTABLE TO HARRAH’S ENTERTAINMENT, INC. TO ADJUSTED EBITDA

(UNAUDITED)

Last twelve months (LTM) Adjusted EBITDA is defined as EBITDA further adjusted to exclude unusual items and other adjustments comparable to those required or permitted in calculating covenant compliance under the HOC indenture governing the senior notes, first lien notes, second lien notes and/or our senior secured credit facilities. We believe that the inclusion of supplementary adjustments to EBITDA applied in presenting LTM Adjusted EBITDA are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future. Because not all companies use identical calculations, our presentation of LTM Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

The following table reconciles Net (loss)/income attributable to Harrah’s Entertainment, Inc. to Adjusted EBITDA for the nine months ended September 30, 2010 and 2009 and reconciles net (loss)/income attributable to Harrah’s Entertainment, Inc. to LTM Adjusted EBITDA for the last twelve months ended September 30, 2010.

	(1)	(2)	(3)
(In millions)	Nine Months Ended Sept. 30, 2010	Nine Months Ended Sept. 30, 2009	Year Ended Dec. 31, 2009	(1)-(2)+(3) LTM
Net (loss)/income attributable to Harrah’s Entertainment, Inc.	$(634.4)	$532.0	$827.6	$(338.8)
Interest expense, net	1,448.0	1,381.5	1,859.2	1,925.7
(Benefit)/provision for income taxes	(364.5)	1,590.8	1,651.8	(303.5)
Depreciation and amortization	678.4	658.8	872.0	891.6

EBITDA (a)	1,127.5	4,163.1	5,210.6	2,175.0
Project opening costs, abandoned projects and development costs (b)	31.1	2.8	3.5	31.8
Acquisition and integration costs (c)	8.3	0.3	0.3	8.3
Gains on early extinguishments of debt (d)	(48.7)	(4,279.2)	(4,965.5)	(735.0)
Net (loss)/income attributable to non-controlling interests, net of (distributions) (e)	(0.7)	0.2	(1.5)	(2.4)
Impairment of goodwill and other intangible assets	144.0	1,625.7	1,638.0	156.3
Non-cash expense for stock compensation benefits (f)	16.5	12.5	16.3	20.3
Other non-recurring or non-cash items (g)	153.3	126.7	169.0	195.6

Adjusted EBITDA	1,431.3	1,652.1	2,070.7	1,849.9

Pro forma adjustment for acquired, new or disposed properties (h)				14.9
Pro forma adjustment for yet-to-be realized cost savings (i)				85.6

LTM adjusted EBITDA				$1,950.4

(a)	Amount will differ from amounts previously reported as the starting point has been changed from Income/(loss) from continuing operations to Net income/(loss) attributable to Harrah’s Entertainment, Inc.
(b)	Represents (i) project opening costs incurred in connection with expansion and renovation projects at various properties; (ii) write-off of abandoned development projects; and (iii) non-recurring strategic planning and restructuring costs.

(c)	Acquisition and integration costs in 2010 include costs in connection with our acquisitions of Planet Hollywood and Thistledown Racetrack.
(d)	Represents (i) the difference between the net book value and cash paid for notes exchanged and retired for cash; (ii) the difference between the net book value of the old notes and the fair market value of new notes issued; and (iii) the write-off of historical unamortized deferred financing costs and unamortized market value premiums/discounts.
(e)	Represents minority owners’ share of income from our majority-owned subsidiaries, net of cash distributions to minority owners.
(f)	Represents non-cash stock-based compensation expense related to stock options.
(g)	Represents the elimination of other non-recurring or non-cash items including, but not limited to, litigation awards and settlements, severance and relocation costs, excess gaming taxes, gains and losses from disposal of assets, equity in non-consolidated subsidiaries (net of distributions) and one-time costs relating to new state gaming legislation.
(h)	Represents the full period estimated impact of newly completed construction projects, combined with the trailing twelve month EBITDA impact associated with the February 19, 2010 acquisition of Planet Hollywood.
(i)	Represents the cost savings yet-to-be-realized from our newly identified and previously announced profitability improvement programs.

HARRAH’S OPERATING COMPANY, INC., A WHOLLY OWNED SUBSIDIARY OF

HARRAH’S ENTERTAINMENT, INC.

SUPPLEMENTAL INFORMATION

RECONCILIATION OF PROPERTY EBITDA TO

NET LOSS ATTRIBUTABLE TO HARRAH’S OPERATING COMPANY, INC.

(UNAUDITED)

	Quarter Ended September 30, 2010
(In millions)	Las Vegas Region	Atlantic City Region	Louisiana/ Mississippi Region	Iowa/ Missouri Region	Illinois/ Indiana Region	Other Nevada Region	Managed and Int’l	Corporate and Other	Total
Net revenues	$365.9	$399.2	$303.1	$186.6	$289.4	$96.8	$109.0	$36.3	$1,786.3
Property operating expenses	(281.4)	(325.5)	(239.6)	(128.4)	(230.9)	(75.4)	(96.6)	(2.7)	(1,380.5)

Property EBITDA	84.5	73.7	63.5	58.2	58.5	21.4	12.4	33.6	405.8
Depreciation and amortization	(33.1)	(31.6)	(19.7)	(12.7)	(20.3)	(6.1)	(9.2)	(8.0)	(140.7)

Operating profit	51.4	42.1	43.8	45.5	38.2	15.3	3.2	25.6	265.1
Project opening costs and other items	(12.1)	(12.6)	(1.9)	—	(1.2)	—	—	2.0	(25.8)
Impairment of intangible assets	—	—	—	(9.0)	(20.0)	—	(6.0)	(9.0)	(44.0)
(Loss)/income on interests in non-consolidated affiliates	—	(0.6)	0.2	—	—	—	(0.4)	(1.0)	(1.8)
Corporate expense	—	—	—	—	—	—	—	(24.0)	(24.0)
Acquisition and integration costs	—	—	—	—	—	—	(0.2)	(0.5)	(0.7)
Amortization of intangible assets	(8.2)	(2.7)	(5.5)	—	(0.3)	(0.5)	(3.9)	(3.3)	(24.4)

Income/(loss) from operations	31.1	26.2	36.6	36.5	16.7	14.8	(7.3)	(10.2)	144.4

Interest expense, net of interest capitalized									(456.8)
Other income including interest income									10.1

Loss from continuing operations before income taxes									(302.3)
Benefit for income taxes									115.2

Net loss									(187.1)
Less: net income attributable to non-controlling interests									(1.6)

Net loss attributable to Harrah’s Operating Company, Inc.									$(188.7)

HARRAH’S OPERATING COMPANY, INC., A WHOLLY OWNED SUBSIDIARY OF

HARRAH’S ENTERTAINMENT, INC.

SUPPLEMENTAL INFORMATION

RECONCILIATION OF PROPERTY EBITDA TO

NET LOSS ATTRIBUTABLE TO HARRAH’S OPERATING COMPANY, INC.

(UNAUDITED)

	Quarter Ended September 30, 2009
(In millions)	Las Vegas Region	Atlantic City Region	Louisiana/ Mississippi Region	Iowa/ Missouri Region	Illinois/ Indiana Region	Other Nevada Region	Managed and Int’l	Corporate and Other	Total
Net revenues	$295.8	$415.4	$310.4	$192.9	$284.7	$104.7	$111.9	$33.3	$1,749.1
Property operating expenses	(221.7)	(325.3)	(239.0)	(131.8)	(235.6)	(74.4)	(96.4)	2.6	(1,321.6)

Property EBITDA	74.1	90.1	71.4	61.1	49.1	30.3	15.5	35.9	427.5
Depreciation and amortization	(21.1)	(34.4)	(20.4)	(12.6)	(21.5)	(6.5)	(9.3)	(7.9)	(133.7)

Operating profit	53.0	55.7	51.0	48.5	27.6	23.8	6.2	28.0	293.8
Project opening costs and other items	(3.5)	(0.4)	(0.2)	—	0.1	(0.1)	(0.1)	(13.1)	(17.3)
Impairment of intangible assets	(671.8)	(178.7)	(6.0)	—	(180.7)	—	(34.4)	(53.0)	(1,124.6)
Income/(loss) on interests in non-consolidated affiliates	—	0.8	0.1	—	—	—	—	(1.4)	(0.5)
Corporate expense	—	—	—	—	—	—	—	(31.8)	(31.8)
Amortization of intangible assets	(8.1)	(2.7)	(5.5)	—	(0.3)	(0.6)	(8.9)	(3.2)	(29.3)

(Loss)/income from operations	(630.4)	(125.3)	39.4	48.5	(153.3)	23.1	(37.2)	(74.5)	(909.7)

Interest expense, net of interest capitalized									(399.5)
Losses on early extinguishments of debt									(1.5)
Other income, including interest income									3.8

Loss from continuing operations before income taxes									(1,306.9)
Provision for income taxes									(146.2)

Loss from continuing operations, net of tax									(1,453.1)
Discontinued operations, net of tax									(0.1)

Net loss									(1,453.2)
Less: net income attributable to non-controlling interests									(1.9)

Net loss attributable to Harrah’s Operating Company, Inc.									$(1,455.1)

HARRAH’S OPERATING COMPANY, INC., A WHOLLY OWNED SUBSIDIARY OF

HARRAH’S ENTERTAINMENT, INC.

SUPPLEMENTAL INFORMATION

RECONCILIATION OF PROPERTY EBITDA TO

NET LOSS ATTRIBUTABLE TO HARRAH’S OPERATING COMPANY, INC.

(UNAUDITED)

	Nine Months Ended September 30, 2010
(In millions)	Las Vegas Region	Atlantic City Region	Louisiana/ Mississippi Region	Iowa/ Missouri Region	Illinois/ Indiana Region	Other Nevada Region	Managed and Int’l	Corporate and Other	Total
Net revenues	$1,053.9	$1,105.3	$908.8	$560.3	$881.9	$245.8	$349.9	$95.0	$5,200.9
Property operating expenses	(792.0)	(934.6)	(741.0)	(385.1)	(705.1)	(201.7)	(286.4)	2.8	(4,043.1)

Property EBITDA	261.9	170.7	167.8	175.2	176.8	44.1	63.5	97.8	1,157.8
Depreciation and amortization	(103.8)	(95.5)	(59.7)	(37.6)	(60.3)	(18.2)	(26.9)	(24.0)	(426.0)

Operating profit	158.1	75.2	108.1	137.6	116.5	25.9	36.6	73.8	731.8
Project opening costs and other items	(29.4)	(13.7)	(3.1)	—	(1.6)	—	—	(72.9)	(120.7)
Impairment of intangible assets	—	—	(51.0)	(9.0)	(20.0)	(49.0)	(6.0)	(9.0)	(144.0)
(Loss)/income on interests in non-consolidated affiliates	—	(1.7)	0.6	—	—	—	(0.4)	(2.0)	(3.5)
Corporate expense	—	—	—	—	—	—	—	(80.0)	(80.0)
Acquisition and integration costs	—	—	—	—	—	—	(0.2)	(8.1)	(8.3)
Amortization of intangible assets	(24.4)	(8.2)	(16.4)	—	(1.0)	(1.6)	(15.3)	(10.1)	(77.0)

Income/(loss) from operations	104.3	51.6	38.2	128.6	93.9	(24.7)	14.7	(108.3)	298.3

Interest expense, net of interest capitalized									(1,314.4)
Losses on early extinguishments of debt									(4.5)
Other income including interest income									27.9

Loss from continuing operations before income taxes									(992.7)
Benefit for income taxes									365.9

Net loss									(626.8)
Less: net income attributable to non-controlling interests									(5.2)

Net loss attributable to Harrah’s Operating Company, Inc.									$(632.0)

HARRAH’S OPERATING COMPANY, INC., A WHOLLY OWNED SUBSIDIARY OF

HARRAH’S ENTERTAINMENT, INC.

SUPPLEMENTAL INFORMATION

RECONCILIATION OF PROPERTY EBITDA TO

NET INCOME ATTRIBUTABLE TO HARRAH’S OPERATING COMPANY, INC.

(UNAUDITED)

	Nine Months Ended September 30, 2009
(In millions)	Las Vegas Region	Atlantic City Region	Louisiana/ Mississippi Region	Iowa/ Missouri Region	Illinois/ Indiana Region	Other Nevada Region	Managed and Int’l	Corporate and Other	Total
Net revenues	$907.6	$1,176.0	$959.8	$577.1	$901.1	$261.6	$338.3	$87.8	$5,209.3
Property operating expenses	(672.7)	(944.8)	(723.1)	(393.0)	(712.4)	(208.5)	(274.3)	8.7	(3,920.1)

Property EBITDA	234.9	231.2	236.7	184.1	188.7	53.1	64.0	96.5	1,289.2
Depreciation and amortization	(63.0)	(95.2)	(61.2)	(37.8)	(64.0)	(20.2)	(28.1)	(26.8)	(396.3)

Operating profit	171.9	136.0	175.5	146.3	124.7	32.9	35.9	69.7	892.9
Project opening costs and other items	(6.1)	(2.6)	(2.9)	(0.2)	(8.3)	(1.4)	(0.6)	(30.9)	(53.0)
Impairment of intangible assets	(671.8)	(178.7)	(6.0)	—	(180.7)	—	(34.4)	(95.0)	(1,166.6)
Income/(loss) on interests in non-consolidated affiliates	—	2.2	0.6	—	—	—	—	(1.9)	0.9
Corporate expense	—	—	—	—	—	—	—	(81.0)	(81.0)
Acquisition and integration costs	—	—	—	—	—	—	—	(0.3)	(0.3)
Amortization of intangible assets	(24.2)	(8.2)	(16.4)	—	(1.0)	(1.7)	(25.6)	(9.9)	(87.0)

(Loss)/income from operations	(530.2)	(51.3)	150.8	146.1	(65.3)	29.8	(24.7)	(149.3)	(494.1)

Interest expense, net of interest capitalized									(1,245.0)
Gains on early extinguishments of debt									3,931.4
Other income, including interest income									22.4

Income from continuing operations before income taxes									2,214.7
Provision for income taxes									(1,480.8)

Income from continuing operations, net of tax									733.9
Discontinued operations, net of tax									(0.3)

Net income									733.6
Less: net income attributable to non- controlling interests									(11.7)

Net income attributable to Harrah’s Operating Company, Inc.									$721.9

HARRAH’S OPERATING COMPANY, INC., A WHOLLY OWNED SUBSIDIARY OF

HARRAH’S ENTERTAINMENT, INC.

SUPPLEMENTAL INFORMATION

CALCULATION OF ADJUSTED EBITDA

(UNAUDITED)

Adjusted EBITDA is defined as EBITDA further adjusted to exclude unusual items and other adjustments required or permitted in calculating covenant compliance under the indenture governing the senior notes, first lien notes, second lien notes and/or our senior secured credit facilities. We believe that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future. Because not all companies use identical calculations, our presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

In connection with the acquisition of the Company by affiliates of Apollo Global Management, LLC and TPG Capital, LP, eight of our properties and their related operating assets were spun off from Harrah’s Operating Company to Harrah’s Entertainment through a series of distributions, liquidations, transfers and contributions, collectively referred to as the “the CMBS Spin-Off.” The eight properties, as of the closing, are Harrah’s Las Vegas, Rio, Flamingo Las Vegas, Harrah’s Atlantic City, Showboat Atlantic City, Harrah’s Lake Tahoe, Harvey’s Lake Tahoe and Bill’s Lake Tahoe. Subsequent to the closing, Paris Las Vegas and Harrah’s Laughlin and their related operating assets were spun off from Harrah’s Operating Company and its subsidiaries to Harrah’s Entertainment, and Harrah’s Lake Tahoe, Harvey’s Lake Tahoe, Bill’s Lake Tahoe and Showboat Atlantic City and their related operating assets were transferred to subsidiaries of Harrah’s Operating Company from Harrah’s Entertainment (the “Post-Close CMBS Transaction”). The properties spun off from Harrah’s Operating Company and owned by Harrah’s Entertainment, whether at closing or after the subsequent transfer, are collectively referred to as “the CMBS properties.” We refer to the CMBS Spin-Off and the Post-Closing CMBS Transaction as the “CMBS Transactions.”

Also in connection with the acquisition by affiliates of Apollo and TPG, London Clubs International Limited (“London Clubs”) and its subsidiaries, with the exception of the subsidiaries related to the South Africa operations, became subsidiaries of Harrah’s Operating Company (“the London Clubs Transfer”). London Clubs and its subsidiaries were previously subsidiaries of Harrah’s Entertainment.

The table on the following page reconciles Net loss attributable to Harrah’s Operating Company, Inc. to Adjusted EBITDA for the nine months ended September 30, 2010 and 2009.

HARRAH’S OPERATING COMPANY, INC., A WHOLLY OWNED SUBSIDIARY OF

HARRAH’S ENTERTAINMENT, INC.

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET (LOSS)/INCOME ATTRIBUTABLE TO HARRAH’S OPERATING COMPANY, INC.

TO LTM ADJUSTED EBITDA

(UNAUDITED)

LTM Adjusted EBITDA is defined as EBITDA further adjusted to exclude unusual items and other adjustments required or permitted in calculating covenant compliance under the HOC indenture governing the senior notes, first lien notes, second lien notes and/or our senior secured credit facilities. As Planet Hollywood is an unrestricted subsidiary of HOC, adjustments included in the table below related to Planet Hollywood are excluded from the covenant computations under the HOC indenture.

We believe that the inclusion of supplementary adjustments to EBITDA applied in presenting LTM Adjusted EBITDA are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future. Because not all companies use identical calculations, our presentation of LTM Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

The following table reconciles Net (loss)/income attributable to Harrah’s Operating Company, Inc. to LTM Adjusted EBITDA for the last twelve months ended September 30, 2010:

	(1)	(2)	(3)
(In millions)	Nine Months Ended Sept. 30, 2010	Nine Months Ended Sept. 30, 2009	Year Ended Dec. 31, 2009	(1)-(2)+(3) LTM
Net (loss)/income attributable to Harrah’s Operating Company, Inc.	$(632.0)	$721.9	$612.8	$(741.1)
Interest expense, net	1,291.1	1,222.6	1,646.2	1,714.7
Benefit/(provision) for income taxes	(365.9)	1,480.8	1,287.2	(559.5)
Depreciation and amortization	511.7	493.6	652.0	670.1

EBITDA (a)	804.9	3,918.9	4,198.2	1,084.2
Project opening costs, abandoned projects and development costs (b)	31.1	2.7	3.3	31.7
Acquisition and integration costs (c)	8.3	0.3	0.3	8.3
Losses/(gains) on early extinguishments of debt (d)	4.5	(3,931.4)	(3,929.6)	6.3
Net loss attributable to non-controlling interests, net of (distributions) (e)	(0.6)	(0.2)	(1.8)	(2.2)
Impairment of goodwill and other non-amortizing intangible assets	144.0	1,166.6	1,178.9	156.3
Non-cash expense for stock compensation benefits (f)	15.7	9.3	12.0	18.4
Other non-recurring or non-cash items (g)	108.0	67.2	89.3	130.1

Adjusted EBITDA	1,115.9	1,233.4	1,550.6	1,433.1

Pro forma adjustment for new properties (h)				14.9
Pro forma adjustment for yet-to-be realized cost savings (i)				61.6

LTM adjusted EBITDA				$1,509.6

(a)	Amount will differ from amounts previously reported as the starting point has been changed from Income/(loss) from continuing operations to Net income/(loss) attributable to Harrah’s Operating Company, Inc.

(b)	Represents (i) project opening costs incurred in connection with expansion and renovation projects at various properties; (ii) write-off of abandoned development projects; and (iii) non-recurring strategic planning and restructuring costs.
(c)	Acquisition and integration costs in 2010 include costs in connection with our acquisitions of Planet Hollywood and Thistledown racetrack.
(d)	Represents (i) the difference between the net book value and cash paid for notes exchanged and retired for cash; (ii) the difference between the net book value of the old notes and the fair market value of new notes issued; and (iii) the write-off of historical unamortized deferred financing costs and unamortized market value premiums/discounts.
(e)	Represents minority owners’ share of income from our majority-owned subsidiaries, net of cash distributions to minority owners.
(f)	Represents non-cash stock-based compensation expense related to stock options.
(g)	Represents the elimination of other non-recurring or non-cash items including, but not limited to, litigation awards and settlements, severance and relocation costs, excess gaming taxes, gains and losses from disposal of assets, equity in non-consolidated subsidiaries (net of distributions) and one-time costs relating to new state gaming legislation.
(h)	Represents the full period estimated impact of newly completed construction projects, combined with the trailing twelve month EBITDA impact associated with the February 19, 2010 acquisition of Planet Hollywood.
(i)	Represents the cost savings yet-to-be realized from our newly identified and previously announced profitability improvement programs.

The following tables present the condensed combined statement of operations of Harrah’s Operating Company, Inc. for the quarters and nine months ended September 30, 2010 and September 30, 2009, taking into consideration the CMBS Transactions and the London Clubs Transfer:

HARRAH’S OPERATING COMPANY, INC., A WHOLLY OWNED SUBSIDIARY OF

HARRAH’S ENTERTAINMENT, INC.

CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE QUARTER ENDED SEPTEMBER 30, 2010

(UNAUDITED)

(In millions)	HOC (a)	HET Parent and Other Harrah’s Entertainment Subsidiaries and Accounts (b)	Harrah’s Entertainment (c)
Net revenues	$1,786.3	$502.2	$2,288.5
Property operating expenses	(1,380.5)	(402.4)	(1,782.9)
Depreciation and amortization	(140.7)	(40.7)	(181.4)

Operating profit	265.1	59.1	324.2
Project opening costs and other items	(25.8)	(4.6)	(30.4)
Impairment of intangible assets	(44.0)	—	(44.0)
(Loss)/income on interests in non-consolidated affiliates	(1.8)	0.1	(1.7)
Corporate expense	(24.0)	(8.4)	(32.4)

Acquisition and integration costs	(0.7)	—	(0.7)
Amortization of intangible assets	(24.4)	(14.9)	(39.3)

Income from operations	144.4	31.3	175.7
Interest expense, net of interest capitalized	(456.8)	(66.8)	(523.6)
Gains on early extinguishments of debt	—	77.4	77.4
Other income/(expense), including interest income	10.1	(0.3)	9.8

(Loss)/income before income taxes	(302.3)	41.6	(260.7)
Benefit/ (provision) for income taxes	115.2	(17.7)	97.5

Net (loss)/income	(187.1)	23.9	(163.2)
Less: net income attributable to non-controlling interests	(1.6)	—	(1.6)

Net (loss)/income attributable to	$(188.7)	$23.9	$(164.8)

(a)	Represents the financial information of HOC.
(b)	Represents the combination of the parent company of Harrah’s Entertainment and the financial information of subsidiaries of Harrah’s Entertainment that are not a component of HOC, namely, captive insurance companies and the CMBS properties.
(c)	Represents the financial information of Harrah’s Entertainment.

HARRAH’S OPERATING COMPANY, INC., A WHOLLY OWNED SUBSIDIARY OF

HARRAH’S ENTERTAINMENT, INC.

CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE QUARTER ENDED SEPTEMBER 30, 2009

(UNAUDITED)

(In millions)	HOC (a)	HET Parent and Other Harrah’s Entertainment Subsidiaries and Accounts (b)	Harrah’s Entertainment (c)
Net revenues	$1,749.1	$533.1	$2,282.2
Property operating expenses	(1,321.6)	(396.9)	(1,718.5)
Depreciation and amortization	(133.7)	(41.9)	(175.6)

Operating profit	293.8	94.3	388.1
Project opening costs and other items	(17.3)	(7.3)	(24.6)
Impairment of intangible assets	(1,124.6)	(204.0)	(1,328.6)
Loss on interests in non-consolidated affiliates	(0.5)	(0.7)	(1.2)
Corporate expense	(31.8)	(7.9)	(39.7)
Amortization of intangible assets	(29.3)	(14.9)	(44.2)

Loss from operations	(909.7)	(140.5)	(1,050.2)
Interest expense, net of interest capitalized	(399.5)	(45.0)	(444.5)
Losses on early extinguishments of debt	(1.5)	—	(1.5)
Other income, including interest income	3.8	0.3	4.1

Loss from continuing operations before income taxes	(1,306.9)	(185.2)	(1,492.1)
(Provision)/benefit for income taxes	(146.2)	17.3	(128.9)

Loss from continuing operations, net of tax	(1,453.1)	(167.9)	(1,621.0)
Discontinued operations, net of tax	(0.1)	—	(0.1)

Net loss	(1,453.2)	(167.9)	(1,621.1)
Less: net income attributable to non-controlling interests	(1.9)	(1.3)	(3.2)

Net loss attributable to	$(1,455.1)	$(169.2)	$(1,624.3)

(a)	Represents the financial information of HOC.
(b)	Represents the combination of the parent company of Harrah’s Entertainment and the financial information of subsidiaries of Harrah’s Entertainment that are not a component of HOC, namely, captive insurance companies and the CMBS properties.
(c)	Represents the financial information of Harrah’s Entertainment.

HARRAH’S OPERATING COMPANY, INC., A WHOLLY OWNED SUBSIDIARY OF

HARRAH’S ENTERTAINMENT, INC.

CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2010

(UNAUDITED)

(In millions)	HOC (a)	HET Parent and Other Harrah’s Entertainment Subsidiaries and Accounts (b)	Harrah’s Entertainment (c)
Net revenues	$5,200.9	$1,496.7	$6,697.6
Property operating expenses	(4,043.1)	(1,185.0)	(5,228.1)
Depreciation and amortization	(426.0)	(122.1)	(548.1)

Operating profit	731.8	189.6	921.4
Project opening costs and other items	(120.7)	(19.6)	(140.3)
Impairment of intangible assets	(144.0)	—	(144.0)
(Loss)/income on interests in non-consolidated affiliates	(3.5)	1.4	(2.1)
Corporate expense	(80.0)	(23.8)	(103.8)
Acquisition and integration costs	(8.3)	—	(8.3)
Amortization of intangible assets	(77.0)	(44.7)	(121.7)

Income from operations	298.3	102.9	401.2
Interest expense, net of interest capitalized	(1,314.4)	(157.5)	(1,471.9)
(Losses)/gains on early extinguishments of debt	(4.5)	53.2	48.7
Other income, including interest income	27.9	0.3	28.2

Loss before income taxes	(992.7)	(1.1)	(993.8)
Benefit/(provision) for income taxes	365.9	(1.4)	364.5

Net loss	(626.8)	(2.5)	(629.3)
Less: net (income)/loss attributable to non-controlling interests	(5.2)	0.1	(5.1)

Net (loss)/income attributable to	$(632.0)	$(2.4)	$(634.4)

(a)	Represents the financial information of HOC.
(b)	Represents the combination of the parent company of Harrah’s Entertainment and the financial information of subsidiaries of Harrah’s Entertainment that are not a component of HOC, namely, captive insurance companies and the CMBS properties.
(c)	Represents the financial information of Harrah’s Entertainment.

HARRAH’S OPERATING COMPANY, INC., A WHOLLY OWNED SUBSIDIARY OF

HARRAH’S ENTERTAINMENT, INC.

CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009

(UNAUDITED)

(In millions)	HOC (a)	HET Parent and Other Harrah’s Entertainment Subsidiaries and Accounts (b)	Harrah’s Entertainment (c)
Net revenues	$5,209.3	$1,599.0	$6,808.3
Property operating expenses	(3,920.1)	(1,177.7)	(5,097.8)
Depreciation and amortization	(396.3)	(120.5)	(516.8)

Operating profit	892.9	300.8	1,193.7
Project opening costs and other items	(53.0)	(28.5)	(81.5)
Impairment of intangible assets	(1,166.6)	(459.1)	(1,625.7)
Income/(loss) on interests in non-consolidated affiliates	0.9	(2.2)	(1.3)
Corporate expense	(81.0)	(30.7)	(111.7)
Acquisition and integration costs	(0.3)	—	(0.3)
Amortization of intangible assets	(87.0)	(44.7)	(131.7)

Loss from operations	(494.1)	(264.4)	(758.5)
Interest expense, net of interest capitalized	(1,245.0)	(159.7)	(1,404.7)
Gains on early extinguishments of debt	3,931.4	347.8	4,279.2
Other income, including interest income	22.4	0.8	23.2

Income/(loss) from continuing operations before income taxes	2,214.7	(75.5)	2,139.2
Provision for income taxes	(1,480.8)	(110.0)	(1,590.8)

Income/(loss) from continuing operations, net of tax	733.9	(185.5)	548.4
Discontinued operations, net of tax	(0.3)	—	(0.3)

Net income/(loss)	733.6	(185.5)	548.1
Less: net income attributable to non-controlling interests	(11.7)	(4.4)	(16.1)

Net income/(loss) attributable to.	$721.9	$(189.9)	$532.0

(a)	Represents the financial information of HOC.
(b)	Represents the combination of the parent company of Harrah’s Entertainment and the financial information of subsidiaries of Harrah’s Entertainment that are not a component of HOC, namely, captive insurance companies and the CMBS properties.
(c)	Represents the financial information of Harrah’s Entertainment.